UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 31, 2008

IKON Office Solutions, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-5964	23-0334400
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

70 Valley Stream Parkway, Malvern, Pennsylvania		19355
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-408-7427

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On October 31, 2008, Keystone Acquisition, Inc. ("Sub"), an indirect wholly owned subsidiary of Ricoh Company, Ltd. ("Ricoh"), merged with and into IKON Office Solutions, Inc. ("IKON") pursuant to the Agreement and Plan of Merger, dated as of August 27, 2008 ("Merger Agreement"). Entry into the Merger Agreement was announced by IKON on August 27, 2008, and approved by IKON's shareholders at its special meeting of shareholders on October 31, 2008. As a result of the merger, IKON became an indirect wholly owned subsidiary of Ricoh.

The foregoing description of the Merger Agreement and the merger is not complete and is qualified in its entirety by reference to the Merger Agreement, filed as Exhibit 2.1 to IKON's Current Report on Form 8 K filed with the Securities and Exchange Commission on August 29, 2008, and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 31, 2008, IKON notified the New York Stock Exchange ("NYSE") that the merger had been consummated and accordingly, each share of IKON common stock issued and outstanding immediately prior to the effective time of the merger was, except as otherwise agreed, canceled and the holders of IKON's common stock (other than shares held in IKON's treasury or owned by Ricoh or Sub) had, except as otherwise agreed, become entitled to receive $17.25 per share in cash, without interest. IKON requested that trading in its common stock on the NYSE be suspended, effective as of market open on the business day immediately following the consummation of the merger.

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 3.01 is incorporated by reference into this Item 3.03.

Item 5.01 Changes in Control of Registrant.

The information set forth in Item 2.01 is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the provisions of the Merger Agreement, Messrs. Philip E. Cushing, Thomas R. Gibson, Richard A. Jalkut, Arthur E. Johnson, Kurt M. Landgraf, Gerald Luterman, William E. McCracken, William L. Meddaugh, Anthony P. Terracciano, and Ms. Hellene S. Runtagh notified IKON that each of them will resign from the Board of Directors of IKON effective as of the consummation of the merger. Each resigning director resigned solely pursuant to the provisions of the Merger Agreement and no director resigned from the Board of Directors because of any disagreements with IKON on any matter relating to IKON's operations, policies or practices.

On October 31, 2008, IKON’s Controller and Principal Accounting Officer, Mr. Theodore Strand, retired from IKON. IKON's new Controller and Principal Accounting Officer is: Kevin M. Wiggins, age 34, Vice President, Controller and Principal Accounting Officer. From 2005 until his promotion to his current position, Mr. Wiggins served as Vice President and Chief Accountant of IKON. From 2002 to 2005, Mr. Wiggins held a variety of financial management positions with IKON. From 1995 to 2002, Mr. Wiggins held several positions in the audit practice at PricewaterhouseCoopers LLP.

In addition, on October 31, 2008, Ricoh Americas Corporation ("RAC"), as sole shareholder of IKON, appointed Martin Brodigan, Jeffrey Hickling, Kazuo Togashi and Katsumi Yoshida as members of IKON’s Board to fill vacancies created by the aforementioned resignations. RAC appointed Matthew J. Espe as Chairman of the Board of IKON. Each of such persons is an officer of Ricoh, RAC or IKON. The Board has not determined which committees, if any, Messrs. Brodigan, Espe, Hickling, Togashi and Yoshida will serve on.

Mr. Brodigan, age 47, has been the President and Chief Executive Officer of Ricoh U.S., a division of RAC, since October 2008. During 2008, Mr. Brodigan served as Executive Vice President and Chief Financial Officer of RAC. From 2000 to 2008 Mr. Brodigan served as President and Chief Executive Officer of Ricoh Canada.

Mr. Espe, age 49, has been the Chairman of IKON since 2003 and Chief Executive Officer and a Director since 2002. Prior to his employment with IKON, Mr. Espe was President and Chief Executive Officer of GE Lighting (2000 through 2002), President of GE Plastics—Europe (1999 through 2000), and President of GE Plastics—Asia (1998 through 1999), each a division of General Electric Company, a diversified industrial company. He also serves on the Advisory Board of the University of Idaho and is a director of Unisys Corporation.

Mr. Hickling, age 52, has been President, IKON U.S. since February 2008. From March 2005 until February 2008, Mr. Hickling served as Senior Vice President of Operations of IKON. Prior to joining IKON, Mr. Hickling held several positions at General Electric Company over approximately 30 years, including General Manager of Integration for GE Infrastructure (2004), General Manager of Electrical Components for GE Industrial Systems (2000 through 2003) and Chief Operating Officer for GE Supply (1998 through 1999).

Mr. Togashi, age 58, has served as Corporate Senior Vice President and General Manager of International Business Group since 2006 and Chairman of Ricoh China Co., Ltd. since January 2008. From 2002 to 2006, Mr. Togashi served as Chairman of Ricoh Europe B.V.

Mr. Yoshida, age 63, has served as Chief Marketing Officer (Overseas), Executive Vice President and Director of Ricoh since April 2008. Mr. Yoshida has served as Chairman and Chief Executive Officer of RAC since January 2008. Mr. Yoshida joined Ricoh in 1967 and has served previously as Senior Managing Executive Officer, Senior Executive Officer, Managing Director and Senior Managing Director. Mr. Yoshida has served previously as Chairman or President of several subsidiaries of Ricoh, including Ricoh Electronics, Inc., Ricoh China Co., Ltd. and Ricoh Corporation.

Item 8.01 Other Events.

Ricoh announced the consummation of the merger with IKON, pursuant to the terms of the Merger Agreement, in a press release dated October 31, 2008. A copy of this release is furnished herewith as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

The following exhibit shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K.

99.1 Press Release dated October 31, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IKON Office Solutions, Inc.

November 5, 2008	By:	Mark A. Hershey

Name: Mark A. Hershey
Title: Senior Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 31, 2008